EXHIBIT 3.1
ALBEMARLE CORPORATION
AMENDED AND RESTATED BYLAWS
(Effective October 23, 2023)
Article I
Meetings of Shareholders
Section 1.Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors (the “Board”). The Board may, in its sole discretion, permit shareholders to participate in any meeting of shareholders by means of remote communication as authorized by the Virginia Stock Corporation Act (the “VSCA”) and subject to any guidelines and procedures as may be adopted by the Board.
Section 2.Organization and Order of Business. The Chair of the Board or, in the Chair of the Board’s absence, the Chief Executive Officer, shall preside over all meetings of the shareholders as chairperson of the meeting. In the absence of the Chair of the Board and the Chief Executive Officer, the Chair of the Nominating & Governance Committee shall preside. In the absence of the Chair of the Nominating & Governance Committee, the Chair of the Audit & Finance Committee shall preside. In the absence of the Chair of the Audit & Finance Committee, the Chair of the Executive Compensation and Human Capital Committee shall preside. In the absence of all of the foregoing, the holders of a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairperson of the meeting.
The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. If neither the Secretary nor an Assistant Secretary is present, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
The chairperson of the meeting shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (a) dismissing of business not properly presented, (b) maintaining order and safety, (c) placing limitations on the time allotted to questions or comments on the affairs of Albemarle Corporation (the “Company”), (d) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (e) restricting entry to a meeting after the time prescribed for the commencement thereof, and (f) commencing, conducting and closing voting on any matter.
Section 3.Annual Meetings. The annual meeting of the shareholders, for the election of directors and transaction of such other business as may properly come before the meeting, shall be held each year at such date and time as the Board may designate from time to time.
Section 4.Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chief Executive Officer, the President, the Chair of the Board, or a majority of the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
Section 5.Notice of Meetings. Except as otherwise required by the VSCA or these Bylaws, written or printed notice stating the date, time, and place of every meeting of the shareholders, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed or transmitted by means of electronic transmission not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address which appears in the share transfer books of the Company. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to a shareholder given by the Company may be given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written or electronic notice to the Company. Any such consent shall be deemed revoked (a) if the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Company or to the transfer agent or other person responsible for the giving of notice, provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” means any form or process of communication not directly involving the physical transfer of paper or other tangible medium that (a) is suitable for the retention, retrieval and reproduction of information by the recipient, and (b) is either (i) retrievable in paper form by the recipient through an automated process used in conventional commercial practice or (ii) retrievable in perceivable form and the sender and the recipient have consented in writing to the use of such form of electronic transmission.
Section 6.Quorum. At all meetings of the shareholders, unless a greater number or voting by classes is required by the VSCA, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new voting record date is set for that meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by the VSCA or the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”), and except for the election of directors, which is set forth in Article II, Section 3. The chairperson of the meeting or a majority of the shares represented at the meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, whether or not there is a quorum.
Section 7.Voting. At any meeting of the shareholders, each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each such share standing in his or her name on the books of the Company at the record date for such meeting, provided that the record date shall not be more than 70 days prior to the meeting.
Section 8.Written Authorization. A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee, or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
Section 9.Electronic Authorization. The Chief Executive Officer or the Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by electronic transmission. Such authorization may be accomplished by the electronic transmission (a) to the person who will be the holder of the proxy or (b) to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person to receive such electronic transmission, provided that any such transmission must either be set forth or submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy or other reliable reproduction of the writing or transmission created pursuant to this Section 9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Section 10.Shareholder Proposals.
(a)Annual Meetings of Shareholders.
(i)Shareholder Proposals. Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only:
(A)pursuant to the Company’s notice of meeting (or any supplement thereto),
(B)by or at the direction of the Board,
(C)by any shareholder of the Company who (1) was a shareholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such nominations or proposal of other business are made, only if such beneficial owner was the beneficial owner of shares of the Company) at the time the notice provided for in this Section 10 is delivered to the Secretary and at the time of the annual meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in this Section 10, or
(D)by an Eligible Shareholder (as defined in Article I, Section 10(c)) whose Shareholder Nominee (as defined in Article I, Section 10(c)) is included in the Company’s proxy materials for the relevant annual meeting.
The foregoing Article I, Section 10(a)(1)(C) and (D) shall be the exclusive means for a shareholder to present proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Company’s proxy statement) for consideration by the shareholders at any annual meeting of shareholders.

(ii)Required Notice for Shareholder Proposals. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Article I, Section 10(a)(i)(C), the shareholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice to the Secretary must:
(A)set forth, as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(1)the (I) name and address of such shareholder, as they appear on the Company’s books, of such beneficial owner, if any, and of each affiliate or person acting in concert with such shareholder or beneficial owner and (II) name of each director, executive officer or general partner of such shareholder or beneficial owner or any such affiliate or person with which such shareholder or beneficial owner is acting in concert of such shareholder or beneficial owner, if any (each, an “Associated Person”),
(2)(I) the class or series and number of shares of the Company which are, directly or indirectly owned beneficially and of record by such shareholder, such beneficial owner, if any, or any Associated Person (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise directly or indirectly owned beneficially by such shareholder, such beneficial owner and any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (a “Derivative Instrument”), (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner and any Associated Person has a right to vote any shares of any security of the Company, (IV) any short interest in any security of the Company held, directly or indirectly, by such shareholder, such beneficial owner, and any Associated Person (for purposes of this Section 10 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (V) any rights to dividends on the shares of the Company owned beneficially by such shareholder, such beneficial owner, and any Associated Person that are separated or separable from the underlying shares of the Company, (VI) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such shareholder, such beneficial owner, and any Associated Person is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (VII) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner, and any Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder and such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),
(3)any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,
(4)a statement whether such shareholder or any other person known to the shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under the VSCA to carry the proposal,
(5)a statement that such shareholder intends to solicit the requisite percentage of the voting power of the Company’s shares under Rule 14a-19 (or any successor thereof) under the Exchange Act (“Rule 14a-19”),
(6)a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice before the meeting, and
(7)any other information relating to such shareholder, beneficial owner, if any, and any Associated Person or any other person or persons acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(B)if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth:
(1)a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business,
(2)the complete text of any resolutions intended to be presented at the meeting and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment, and
(3)a description of all agreements, arrangements and understandings between such shareholder, beneficial owner, if any, and any Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
(C)set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board:
(1)all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to (I) being named in the proxy statement as a nominee and to serving as a director if elected and (II) being named in the Company’s form of proxy pursuant to Rule 14a-19), and
(2)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder, the beneficial owner, if any, and any Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registration; and
(D)with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Article I, Section 11.
The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, no disclosure shall be required with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is proposing business solely as a result of being the shareholder of record or nominee holder that is directed to prepare and submit the shareholder’s notice required by these Bylaws on behalf of a beneficial owner.
(iii)Notice of Rule 14a-19 Compliance. No later than five business days prior to the annual meeting or any adjournment, postponement or other delay thereof, a shareholder nominating individuals for election or reelection as a director will provide the Company with reasonable evidence that such shareholder has met the requirements of Rule 14a-19. The failure to timely provide such evidence shall result in such nominee(s) no longer being eligible for consideration at the annual meeting. If the shareholder fails to comply with the requirements of Rule 14a-19 (including because the shareholder fails to provide the Company with all information or notices required by Rule 14a-19), then the director nominee(s) proposed by such shareholder shall be ineligible for election or reelection at the annual meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Company and counted for the purposes of determining whether a quorum is present.
(iv)Notice of Nominees for Additional Directorships. Notwithstanding anything in the second sentence of Article I, Section 10(a)(ii) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
(b)Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 10. If Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by Article I, Section 10(a)(ii) is delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting, and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.
(c)Proxy Access for Director Nominees. The Company shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board (a “Shareholder Nominee”) identified in a timely notice (the “Notice”) that satisfies this Section 10(c) delivered to the principal office of the Company, addressed to the Secretary, by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of subsections (a)10(a)(1), (a)(ii) and (c) of this Section 10 (such shareholder or shareholders, and any Associated Person of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects to have its nominee included in the Company’s proxy materials pursuant to this Section 10(c). To be timely for purposes of this Section 10(c), the Notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.
(i)Required Information. For purposes of this Section 10(c), the “Required Information” that the Company will include in its proxy statement is (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Company, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”), and (B) if the Eligible Shareholder so elects, a Statement (as defined below).
(ii)Number of Shareholder Nominees. The number of Shareholder Nominees (including any Shareholder Nominee elected to the Board at either of the two preceding annual meetings who is being renominated by the Board to stand for reelection and any Shareholder Nominees submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 10(c) but either are subsequently withdrawn or that the Board or any committee designated by the Board decides to nominate for election to the Board (a “Board Nominee”)) appearing in the Company’s proxy materials with respect to a meeting of shareholders shall not exceed the greater of (A) two and (B) 20% of the number of directors in office as of the last day on which the Notice may be delivered or, if such amount is not a whole number, the closest whole number below 20%; provided, however, that the number of Shareholder Nominees appearing in the Company’s proxy materials pursuant to this Section 10(c) may be reduced, in the sole discretion of the Board, by the number of director candidates for which the Secretary of the Company receives a notice that a shareholder has nominated a director candidate for election to the Board pursuant to the requirements of subsection (a) of this Section 10 and does not expressly elect at the time of providing the notice to have its nominee included in the Company’s proxy materials pursuant to this Section 10(c). If the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 10(c) exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Company’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Company’s stock eligible to vote in the election of directors each Eligible Shareholder disclosed as owned in the Notice. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.
(iii)Required Shares. An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to the Company and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 10(c), (A) the shares of stock of the Company owned by one or more shareholders, or by the person or persons who own shares of the Company’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of shareholders shall have provided to the Secretary of the Company as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Company for purposes of this Section 10 on behalf of all members, and (B) two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner. The inspectors of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (D) below. Within the time period specified for providing the Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Company (in addition to the information required to be provided by subsection (a) of this Section 10):
(A)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or mailed and received by the Company, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(B)the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected;
(C)a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(D)a representation that the Eligible Shareholder:
(1)acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent,
(2)has not nominated and will not nominate for election to the Board at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 10(c),
(3)has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee,
(4)will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Company,
(5)will continue to own the Required Shares through the date of the meeting, and
(6)will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(E)an undertaking that the Eligible Shareholder agrees to
(1)assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Company’s shareholders or out of the information that the Eligible Shareholder provided to the Company,
(2)indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 10(c),
(3)file with the SEC all soliciting and other materials as required under subdivision (viii) of this Section 10(c), and

(4)comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting; and
(F)written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years.
(iv)Eligible Stockholder Ownership. For purposes of this Section 10(c), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Company’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Company’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (I) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (II) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during (A) any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five business days’ notice and (1) such person repossesses the loaned shares within five business days of being notified that its Shareholder Nominee will be included in the Company’s proxy statement for the relevant annual meeting and (2) such person holds the recalled shares through the relevant meeting. Whether outstanding shares of the Company’s stock are “owned” for these purposes shall be determined by the Board, which determination shall be conclusive and binding on the Company and its shareholders, including the Eligible Shareholder.
(v)Eligible Stockholder Statement. The Eligible Shareholder may provide to the Secretary of the Company, within the time period specified for providing the Notice, a written statement for inclusion in the Company’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10, the Company may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard.

(vi)Excluded Shareholder Nominees. The Company shall not be required to include, pursuant to this Section 10(c), a Shareholder Nominee in its proxy materials:
(A)if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee,
(B)who is not independent under the listing standards of the principal exchange upon which the Company’s stock is traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors, as determined by the Board,
(C)whose election as a member of the Board would cause the Company to be in violation of these Bylaws, the Articles of Incorporation, the listing standards of the principal exchange upon which the Company’s stock is traded, or any applicable state or federal law, rule or regulation,
(D)who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended,
(E)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years,
(F)who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended,
(G)if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board,
(H)if the Eligible Shareholder who has nominated such Shareholder Nominee has filed a Schedule 13D with respect to the Company within the past year, or
(I)if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 10.
(vii)Invalid Nominations. Notwithstanding anything to the contrary set forth herein, the chairperson of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 10, as determined by the Board or the chairperson of the meeting.
(viii)Solicitation Communications. The Eligible Shareholder shall file with the SEC any solicitation communication with the Company’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation communication under Regulation 14A of the Exchange Act.
(ix)One Group Limit. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 10(c).
(x)Subsequent Meeting Eligibility. Any Shareholder Nominee who is included in the Company’s proxy materials for a particular meeting of shareholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this Section 10(c) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.
(d)General.
(i)Shareholder Nominee Eligibility. Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible at an annual or special meeting of shareholders of the Company to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by the VSCA, the chairperson of the meeting shall have the power and duty:
(A)to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by Article I, Section 10(a)(ii)(C) and (D)); and
(B)to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.
Notwithstanding the foregoing provisions of this Section 10, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.
(ii)Public Announcement. For purposes of this Section 10, “public announcement” shall include disclosure in a press release reported by the Dow

Jones Newswires, Associated Press or comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(iii)Exchange Act Requirements. Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of preferred stock, if any, to elect directors pursuant to any applicable provisions of the Articles of Incorporation.
(iv)Updated Information. A shareholder must further update and supplement the notices required by this Section 10, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary not later than five business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof)).
(v)Proxy Card Color. For purposes of this Section 10, any shareholder or any of its affiliates, associates, or others acting in concert therewith directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 11.Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (60 days prior to the mailing of the Company’s proxy statement with respect to such election or reelection) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request) and (prior to the mailing of the Company’s proxy statement with respect to such election or reelection) a written representation and agreement (in the form provided by the Secretary upon written request) (the “Agreement”), which Agreement (a) shall provide that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question or that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties under applicable law (a “Voting Commitment”), (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director nominee that has not been disclosed to the Company and, if such person is elected as a director of the Company, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company (copies of which shall be provided by the Secretary upon written request) (subject to any waivers or exemptions granted pursuant to a resolution of the majority of the disinterested members of the Board) and (b) if such person is at the time a director or is subsequently elected as a director of the Company, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.
Section 12.Inspectors. The Company shall appoint one or more inspectors to act at a meeting of shareholders of the Company and make a written report of the inspector’s determinations. The Company may designate one or more persons as alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of shareholders, the chairperson of such meeting shall appoint one or more inspectors to act at the meeting. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
Article II
Directors
Section 1.General Powers. The property, affairs and business of the Company shall be managed under the direction of the Board, and except as otherwise expressly provided by the VSCA, the Articles of Incorporation or these Bylaws, all of the powers of the Company shall be vested in such Board.
Section 2.Number of Directors. The Board shall consist of at least seven and no more than 13 members, the exact number to be determined by resolution adopted by the Board from time to time.
Section 3.Election of Directors.
(a)Annual Election; Voting Standard. Directors shall be elected each year at the annual meeting of shareholders. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders of the Company, the number of nominees for director exceeds the number of directors to be elected (a “contested election”). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee.

(b)Term; Removal. Directors shall hold their offices until the next annual meeting of the shareholders and until their successors are elected. Any director may be removed from office as set forth in the Articles of Incorporation.
(c)Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board.
(d)Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
Section 4.Meetings of Directors.
(a)Places of Meetings; Notice. Meetings of the Board shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board or upon call of the Chief Executive Officer or the Chair of the Board, and the Secretary or officer performing the Secretary’s duties shall give not less than twenty-four (24) hours’ notice by telephone, in person, or electronic transmission of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at meetings.
(b)Meeting Participation. The Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present at the meeting.
(c)Action without a Meeting. Action required to be taken at a Board’s meeting may be taken without a meeting if the action is taken by all directors. The action shall be evidenced by one or more consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Any consent and the signing thereof may be accomplished by one or more electronic transmissions, as provided by VSCA §13.1-610D, as amended from time to time.
Article III
Committees
Section 1.Executive Committee.
(a)Membership. On recommendation of the Nominating & Governance Committee, the Board shall, by vote of a majority of the number of directors fixed by these Bylaws, designate an Executive Committee. The members of the Executive Committee shall serve until their successors are designated by the Board, until removed or until the Executive Committee is dissolved by the Board. All vacancies on the Executive Committee shall be filled by the Board.
(b)Power; Reporting. When the Board is not in session, the Executive Committee shall have all power vested in the Board by law, the Articles of Incorporation or these Bylaws, except as otherwise provided in the VSCA. The Executive Committee shall report at the next regular or special meeting of the Board all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board.
Section 2.Executive Compensation and Human Capital Committee.
(a)Membership. On recommendation of the Nominating & Governance Committee, the Board, at its regular annual meeting, shall designate an Executive Compensation and Human Capital Committee, which shall consist of three or more directors, each of whom shall satisfy the independence requirements of the SEC and New York Stock Exchange (“NYSE”), as amended from time to time. The responsibilities of the Executive Compensation and Human Capital Committee shall be set forth in its charter as approved by the Board.
(b)Power; Reporting. The Executive Compensation and Human Capital Committee shall fix its own rules of procedure. The Committee shall keep minutes of its meetings, and all action taken shall be reported to the Board. Vacancies on the Executive Compensation and Human Capital Committee shall be filled by the Board, and members shall be subject to removal by the Board at any time.
Section 3.Audit & Finance Committee.
(a)Membership. On recommendation of the Nominating & Governance Committee, the Board, at its regular annual meeting, shall designate an Audit & Finance Committee, which shall consist of three or more directors whose membership on the Committee shall meet the requirements set forth in the rules of the SEC and NYSE, as amended from time to time. The responsibilities of the Audit & Finance Committee shall be set forth in its charter as approved by the Board.
(b)Power; Reporting. The Audit & Finance Committee shall fix its own rules of procedure. The Committee shall keep minutes of all of its meetings, and all action taken shall be reported to the Board. Vacancies on the Audit & Finance Committee shall be filled by the Board, and members shall be subject to removal by the Board at any time.
Section 4.Nominating & Governance Committee.
(a)Membership. On recommendation of the Nominating & Governance Committee, the Board shall, at its regular annual meeting, designate a Nominating & Governance Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of the SEC and NYSE, as amended from time to time. The responsibilities of the Nominating & Governance Committee shall be set forth in its charter as approved by the Board.
(b)Power; Reporting. The Nominating & Governance Committee shall fix its own rules of procedure. The Committee shall keep minutes of its meetings, and all action taken shall be reported to the Board. Vacancies on the Nominating & Governance Committee shall be filled by the Board, and members shall be subject to removal by the Board at any time.
Section 5.Other Committees of the Board. The Board, by resolution duly adopted, may establish such other committees of the Board as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

Section 6.Notice of Committee Meetings; Quorum. Meetings of any Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call of the Chief Executive Officer, the Chair of the Board or the Chair of the Committee. Not less than 12 hours’ notice shall be given by telephone, in person, or electronic transmission of all meetings of any Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and meetings may be held at any time without notice if all of the members of the Committee are present or if those not present waive notice in writing either before or after the meeting. A majority of the members of the Committee then serving shall constitute a quorum for the transaction of business at any meeting.
Article IV
Officers
Section 1.Election. The officers of the Company may consist of a Chief Executive Officer, a Chair of the Board, a Vice Chair of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer. In addition, such other officers may from time to time be elected by the Board, including, without limitation, one or more Assistant Secretaries and Assistant Treasurers. All officers shall hold office until the next annual meeting of the Board or until their successors are elected. The Chair of the Board and the Vice Chair of the Board shall be chosen from among the directors. Any two offices may be combined in the same person as the Board may determine.
Section 2.Removal of Officers; Vacancies. Any officer of the Company may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of directors fixed by these Bylaws. Vacancies may be filled at any meeting of the Board.
Section 3.Duties. The officers of the Company shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board. The Board may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.
Section 4.Duties of the Chief Executive Officer. The Chief Executive Officer shall be responsible for the execution of the policies of the Board and shall have supervision over the business of the Company and its several officers, subject to the authority of the Board. Unless the Board provides otherwise, the Chief Executive Officer also shall be the President of the Company. The Chief Executive Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board.
Section 5.Chair of the Board.
(a)Meetings. The Chair of the Board shall preside at all meetings of shareholders, the Board and, unless there is a Chair of the Executive Committee, the Executive Committee.

(b)Authority; Duties. The Chair of the Board may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chair of the Board and such other duties as from time to time may be assigned to him by the Board.
Section 6.Duties of the Vice Chair of the Board. The Vice Chair of the Board shall perform all duties incident to the office of the Vice Chair of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board, the Chief Executive Officer or the Chair of the Board. The Vice Chair of the Board may sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law otherwise to be signed or executed.
Section 7.Duties of the President. The President shall have direct supervision over the business of the Company subject to the authority of the Board, the Chief Executive Officer (if the President is not also Chief Executive Officer) and the Chair of the Board. The President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him.
Section 8.Duties of the Vice Presidents. Each Vice President of the Company (including any Executive Vice President and Senior Vice President) shall have powers and duties that are customary for that office and such other powers and duties as may from time to time be assigned to him. Any Vice President of the Company may sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law otherwise to be signed or executed.
Section 9.Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Company, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board from time to time may direct. He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Company in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the directors of the Company at any time upon request at the office of the Company; shall render such statements of his accounts and records and such other statements to the Board and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him.
Section 10.Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board and the shareholders of the Company, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. The Secretary shall see that all notices required to be given by the Company are duly given and served; shall have custody of the seal of the Company and shall affix the seal or cause it to be affixed to all certificates for stock of the Company and to all documents the execution of which on behalf of the Company under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Company relating to its organization and management as a Company; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him.
Section 11.Other Duties of Officers. Any officer of the Company shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed.
Article V
Capital Stock
Section 1.Certificates. The shares of capital stock of the Company may be certificated or uncertificated as provided under the VSCA. All certificates representing shares of capital stock of the Company shall be in such forms as prescribed by the Board and executed by the Chief Executive Officer or the Chair of the Board and by the Secretary or an Assistant Secretary and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Company may be appointed by the Board and may be required to countersign certificates representing stock of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Company and such certificate shall not then have been delivered by the Company, the Board may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Company. Within a reasonable time after the issuance or transfer of uncertificated shares of the Company, the Company shall send, or cause to be sent, to the holder a written statement that shall include the information required by law to be set forth on certificates for shares of capital stock.
Section 2.Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Company in certificated form shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause one or more new certificates or evidence of such holder’s ownership of such shares in uncertificated form for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board may require.
Section 3.Transfer of Stock. The stock of the Company shall be transferable or assignable only on the books of the Company by the holders in person or by attorney, and in the case of shares of stock of the Company represented by a certificate, on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Company. Uncertificated shares shall be transferable or assignable only on the books of the Company upon proper instruction from the holder of such shares. The Company will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4.Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. Except as otherwise required by the VSCA, when a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof.
Article VI
Miscellaneous Provisions
Section 1.Seal. The seal of the Company shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center the words “Albemarle Corporation.”
Section 2.Fiscal Year. The fiscal year of the Company shall end on December 31st of each year.
Section 3.Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board. The Company shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.
Section 4.Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board from time to time may authorize. When the Board so authorizes, however, the signature of any such person may be a facsimile.
Section 5.Amendment of Bylaws. These Bylaws may be amended or altered at any meeting of the Board. The shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend, or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board.
Section 6.Voting of Stock Held. The Chief Executive Officer, the Chair of the Board or such other officer or officers as may be designated by the Board or the Executive Committee shall from time to time appoint an attorney or attorneys or agent or agents of this Company, in the name and on behalf of this Company, to cast the vote which this Company may be entitled to cast as a shareholder or otherwise in any other company any of whose stock or securities may be held in this Company, at meetings of the holders of the stock or other securities of such other company, or to consent in writing to any action by any of such other company, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Company and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the Chief Executive Officer, the Chair of the Board or any such designated officer or officers may attend in person any meetings of the holders of stock or other securities of any such other company and there vote or exercise any or all power of this Company as the holder of such stock or other securities of such other company.
Section 7.Control Share Acquisition Statute. Article 14.1 of the VSCA shall not apply to acquisitions of shares of stock of the Company.
Section 8.Exclusive Forum. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division, or if that court lacks jurisdiction to hear such action, the Circuit Court of the County of Fairfax, Virginia, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the VSCA or the Articles of Incorporation or these Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company governed by the internal affairs doctrine.